UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2026
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of Principal Executive Offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2026 (the “Original Form 8-K”), on January 30, 2026, Stoneridge, Inc. (the “Company”) completed the sale of its Control Devices business segment (the “Business”) to Control Devices Acquisition, LLC, a Delaware limited liability company and an affiliate of Center Rock Capital Partners, L.P. (“Buyer”).
This Amendment to Current Report on Form 8-K is being filed to amend and supplement the Original Form 8-K, for the purpose (i) to provide certain compensation-related disclosure made in connection with the sale of the Business, and (ii) to provide the pro forma financial information required by Item 9.01, which were excluded from the Original Form 8-K and is filed as an exhibit hereto and is incorporated herein by reference. All other items in the Original Form 8-K remain the same.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2026, the Board of Directors approved one-time Transaction Bonus cash payments to certain named executive officers in connection with the Company’s completion of the sale of its Control Devices business segment (the “Control Devices Sale”). The Transaction Bonuses, which were approved in recognition of the completion of the Control Devices Sale, were awarded as follows: James Zizelman, President and Chief Executive Officer-$940,500; Matt Horvath, Chief Financial Officer and Treasurer-$414,423; and Susan Benedict, Chief Human Resources Officer and Assistant General Counsel-$296,294. In addition, on January 30, 2026, the Board approved grants, dated January 31, 2026, of cash-settled phantom share awards under the Company’s 2025 Long-Term Incentive Plan for retention purposes, consisting of awards to Mr. Zizelman of 142,933 phantom shares and to Ms. Benedict of 45,029 phantom shares. Each phantom share award entitles the holder to receive, on or promptly after January 31, 2027, a cash payment equal to the fair market value of the number of notional common shares underlying the award as of the vesting date, plus an amount in cash equal to any cash dividends declared on the Company’s common shares during the vesting period (and subject to the same vesting conditions). The phantom share awards are scheduled to vest on January 31, 2027, subject to continued employment through the vesting date; provided that (i) upon qualifying retirement, the awards vest at retirement; (ii) upon death or permanent disability, the awards vest on a pro-rata basis based on the portion of the 12-month vesting period elapsed; (iii) upon a qualifying termination of employment without cause within 24 months following a change in control, the awards vest in full on the termination date; and (iv) upon a termination by the Company without cause (as defined in the award), the awards vest on a pro-rata basis based on the portion of the 12-month vesting period elapsed.
This Item 5.02 disclosure is provided in this Amendment to supplement the Original Form 8-K filed on February 2, 2026.

ITEM 9.01    Financial Statements and Exhibits.
(b)     Pro Forma Financial Information
The following unaudited pro forma financial information of the Company is filed as Exhibit 99.1 and is incorporated herein by reference:
•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025.
•Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2025 and for the fiscal year ended December 31, 2024.
•Notes to the Unaudited Pro Forma Consolidated Financial Statements.
(d)    Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 5, 2026	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)